Exhibit 99.1

Genpact Reports Results for the First Quarter of 2015

Revenues of $587.2 Million, Up 11.2%

Adjusted Income from Operations of $83.9 Million

Cash Flow from Operations of $24.3 Million

NEW YORK, April 30, 2015 — Genpact Limited (NYSE: G), a global leader in designing, transforming and running intelligent business operations, today announced financial results for the first quarter ended March 31, 2015.

Key Financial Results – First Quarter 2015

•	Revenues were $587.2 million, up 11.2% from $528.2 million in the first quarter of 2014.

•	Income from operations was $74.1 million, compared to $77.2 million in the first quarter of 2014.

•	Adjusted income from operations was $83.9 million with a margin of 14.3%, compared to $86.4 million with a margin of 16.4% in the first quarter of 2014.

•	Net income attributable to Genpact Limited shareholders was $44.7 million, compared to $50.6 million in the first quarter of 2014.

•	Diluted earnings per common share were $0.20, compared to $0.21 in the first quarter of 2014.

•	Adjusted diluted earnings per share were $0.24, unchanged from the first quarter of 2014.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO, said, “We are pleased with our first quarter results and excited by the momentum in our business. Our Global Client growth rate accelerated to over 13% in the quarter. We signed two large, transformational engagements in the first quarter and our pipeline continues to be healthy across our target industry verticals, service lines, and geographies. We believe we have the right strategy, with the right areas of focus, to increase our market share and drive growth in our under-penetrated markets.”

Revenues from Global Clients represented approximately 80.7% of Genpact’s total revenues, or $473.5 million, with the remaining approximately 19.3% of revenues, or $113.6 million, coming from GE. Revenues from Global Clients grew 13.3% over the first quarter of 2014, led by growth in the consumer product goods, insurance, life sciences, high tech, and banking verticals. Within Global Clients, BPO revenues grew by 19.1%. GE revenues increased 3.1% from the first quarter of 2014.

In the 12 months ending March 31, 2015, Genpact grew the number of client relationships with annual revenues over $5 million to 94 from 81 as of March 31, 2014. This includes client relationships with more than $15 million in annual revenue increasing to 30 from 26, client relationships with more than $25 million in annual revenue increasing to 17 from 13, and client relationships with more than $50 million in annual revenue increasing to 4 from 3.

78.5% of Genpact’s revenues for the quarter came from BPO services, up from 75.3% in the first quarter of 2014. Revenues from IT services were 21.5% of total revenues for the quarter, compared to 24.7% in the first quarter of 2014.

Genpact generated $24.3 million of cash from operations in the quarter, up from $14.2 million in the first quarter of 2014. Genpact had approximately $434 million in cash and cash equivalents as of March 31, 2015.

As of March 31, 2015, Genpact had approximately 68,700 employees worldwide, up from approximately 64,900 as of March 31, 2014. Genpact’s employee attrition rate for the quarter was approximately 28%, measured from the first day of employment, compared to 22% for the same period in 2014. Annualized revenue per employee for the quarter was $35,600, up from $33,800 in the first quarter of 2014.

During the first quarter, Genpact repurchased approximately 600,000 of its common shares at a weighted average price of $22.51 for a total of $13.3 million under the share repurchase program it announced on February 27, 2015. Genpact is authorized to repurchase up to $250 million in value of its common shares under the program.

2015 Outlook

Tyagarajan continued, “In today’s rapidly changing world, our value proposition, built on our deep understanding of our clients’ domains and processes, is resonating and more relevant than ever. This is allowing us to combine advanced technologies, data science and analytics together with design and consulting in a meaningful way to add value to our clients. We continue to expect revenues for 2015 to be in the range of $2.46 to $2.50 billion, including an unchanged outlook on Global Client and GE revenues, and adjusted operating margin to be approximately 15.0% as margins improve throughout the year with continued revenue growth and operating leverage.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on April 30, 2015 to discuss the company’s performance for the first quarter of 2015. To participate, callers can dial +1 (866) 700-6067 from within the U.S. or +1 (617) 213-8834 from any other country. Thereafter, callers will be prompted to enter the participant code, 67603182.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.” We design, transform, and run intelligent business operations including those that are complex and specific to a set of chosen industries. The result is advanced operating models that assist our clients in becoming more competitive by supporting their growth and managing cost, risk, and compliance across a range of functions such as finance and procurement, financial services account servicing, claims management, regulatory affairs, and industrial asset optimization. Our Smart Enterprise Processes (SEPSM) proprietary framework helps companies reimagine how they operate by integrating effective Systems of EngagementTM, core IT, and Data-to-Action AnalyticsSM. Our hundreds of long-term clients include more than one-fourth of the Fortune Global 500. We have grown to over 68,000 people in 25 countries, with key management and a corporate office in New York City. Our global critical mass doesn’t dilute our flexible and collaborative approach, and our management team still drives client partnerships personally. We believe we are able to generate impact quickly because of our business domain expertise and experience running complex operations, driving our focus on what works and making transformation sustainable. Clients attribute much of our success to our unique history: behind our passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 16 years. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (203) 300-9230
bharani.bobba@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2014	As of March 31, 2015
Assets
Current assets
Cash and cash equivalents	$461,788	$434,310
Accounts receivable, net	525,754	529,618
Deferred tax assets	45,486	35,958
Prepaid expenses and other current assets	155,480	180,918

Total current assets	$1,188,508	$1,180,804
Property, plant and equipment, net	175,936	173,576
Deferred tax assets	59,135	59,125
Investment in equity affiliates	494	3,050
Intangible assets, net	114,544	117,286
Goodwill	1,057,214	1,052,498
Other assets	146,706	149,930

Total assets	$2,742,537	$2,736,269

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2014	As of March 31, 2015
Liabilities and equity
Current liabilities
Short-term borrowings	$135,000	$135,000
Current portion of long-term debt	4,288	4,287
Current portion of capital lease obligations	1,443	1,423
Accounts payable	15,544	20,416
Income taxes payable	13,586	25,671
Deferred tax liabilities	1,239	1,395
Accrued expenses and other current liabilities	451,014	376,527

Total current liabilities	$622,114	$564,719

Long-term debt, less current portion	649,314	648,235
Capital lease obligations, less current portion	2,660	2,555
Deferred tax liabilities	6,671	5,973
Other liabilities	176,642	176,262

Total liabilities	$1,457,401	$1,397,744

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 218,684,205 and 219,697,679 issued and outstanding as of December 31, 2014 and March 31, 2015, respectively	2,184	2,194
Additional paid-in capital	1,296,730	1,307,820
Retained earnings	398,706	430,055
Accumulated other comprehensive income (loss)	(412,484)	(401,544)

Genpact Limited shareholders’ equity	$1,285,136	$1,338,525
Noncontrolling interest	—	—

Total equity	$1,285,136	$1,338,525

Total liabilities and equity	$2,742,537	$2,736,269

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2014	2015
Net revenues
Net revenues from services	$528,190	$587,153
Cost of revenue
Services	324,289	357,476

Gross profit	$203,901	$229,677
Operating expenses:
Selling, general and administrative expenses	122,498	148,748
Amortization of acquired intangible assets	6,018	7,341
Other operating (income) expense, net	(1,862)	(462)

Income from operations	$77,247	$74,050
Foreign exchange (gains) losses, net	3,593	7,545
Other income (expense), net	(6,533)	(8,567)

Income before equity-method investment activity, net and income tax expense	$67,121	$57,938
Loss (gain) on equity-method investment activity, net	(20)	2,223

Income before income tax expense	$67,141	$55,715
Income tax expense	16,288	11,062

Net income	$50,853	$44,653
Net income attributable to noncontrolling interest	240	—

Net income attributable to Genpact Limited shareholders	$50,613	$44,653

Net income available to Genpact Limited common shareholders	$50,613	$44,653
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.22	$0.20
Diluted	$0.21	$0.20
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	232,093,917	219,892,695
Diluted	237,275,651	222,347,101

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2014	2015
Operating activities
Net income attributable to Genpact Limited shareholders	$50,613	$44,653
Net income attributable to noncontrolling interest	240	—

Net income	$50,853	$44,653

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	12,341	13,517
Amortization of debt issuance costs	801	1,840
Amortization of acquired intangible assets	6,018	7,341
Reserve for doubtful receivables	197	872
Unrealized (gain) loss on revaluation of foreign currency asset/liability	3,295	5,632
Equity-method investment activity, net	(20)	2,223
Stock-based compensation expense	4,973	4,660
Deferred income taxes	123	(2,559)
Others, net	741	(44)
Change in operating assets and liabilities:
Increase in accounts receivable	(7,901)	(13,449)
Increase in other assets	(16,968)	(10,414)
Increase in accounts payable	124	177
Decrease in other liabilities	(47,530)	(42,376)
Increase in income taxes payable	7,194	12,215

Net cash provided by operating activities	$14,241	$24,288

Investing activities
Purchase of property, plant and equipment	(14,530)	(13,991)
Proceeds from sale of property, plant and equipment	103	576
Investment in equity affiliates	—	(6,701)
Payment for business acquisitions, net of cash acquired	—	(11,678)

Net cash used for investing activities	$(14,427)	$(31,794)

Financing activities
Repayment of capital lease obligations	(502)	(539)
Payment of debt issue cost	—	(1,045)
Repayment of long-term debt	(1,687)	(1,687)
Proceeds from short-term borrowings	—	1,410,000
Repayment of short-term borrowings	—	(1,410,000)
Proceeds from issuance of common shares under stock-based compensation plans	6,061	6,524
Payment for net settlement of stock based awards	(8,099)	(5,603)
Payment of earn-out consideration	—	(126)
Distribution to noncontrolling interest	(899)	—
Payment for stock purchased and retired	—	(13,298)
Payment for expenses related to stock purchase	—	(12)

Net cash used for financing activities	$(5,126)	$(15,786)

Effect of exchange rate changes	1,302	(4,186)
Net decrease in cash and cash equivalents	(5,312)	(23,292)
Cash and cash equivalents at the beginning of the period	571,276	461,788

Cash and cash equivalents at the end of the period	$567,266	$434,310

Supplementary information
Cash paid during the period for interest	$6,143	$6,943
Cash paid during the period for income taxes	$21,907	$13,120
Property, plant and equipment acquired under capital lease	$534	$372

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense and amortization of acquired intangibles at formation in 2004. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the quarters ended March 31, 2014 and 2015:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended March 31,
	2014	2015
Income from operations per GAAP	$77,247	$74,050
Add: Stock-based compensation	4,973	4,660
Add: Amortization of acquired intangible assets	4,491	6,112
Add: Acquisition related expenses	—	798
Add/Less: Other income (expense), net, excluding net interest	(131)	458
Add/Less: Gain (loss) on equity-method investment activity, net	20	(2,223)
Less: Net income attributable to noncontrolling interest	(240)	—

Adjusted income from operations	86,360	$83,855

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2014	2015
Net income attributable to Genpact Limited shareholders per GAAP	$50,613	$44,653
Add: Stock-based compensation	4,973	4,660
Add: Amortization of acquired intangible assets	4,491	6,112
Add: Acquisition related expenses	—	798
Less: Tax impact on stock-based compensation	(1,305)	(1,153)
Less: Tax impact on amortization of acquired intangibles	(1,476)	(1,910)
Less: Tax impact on acquisition related expenses	—	(229)

Adjusted net income	$57,296	$52,931

Adjusted diluted earnings per share	$0.24	$0.24